United States Securities And Exchange Commission

Washington, DC 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: August 12, 2005
(Date of earliest event reported: July 28, 2005)

ISORAY, INC.
(Exact name of registrant as specified in its charter)

Minnesota (State or other jurisdiction of incorporation)	000-14247 (Commission File Number)	41-1458152 (IRS Employer Identification No.)

350 Hills Street, Suite 106, Richland, Washington 99354
(Address of principal executive offices) (Zip Code)

(509) 375-1202
(Registrant's telephone number)

Century Park Pictures Corporation
(Former name of registrant)

4710 IDS Center, Minneapolis, Minnesota 55402
(Former address of principal executive offices)

Explanatory Note: On August 3, 2005, IsoRay, Inc. (the “Company”) filed a Current Report on Form 8-K (the “Prior Form 8-K”) and disclosed the completion of the merger between the Company, formerly known as Century Park Pictures Corporation, and IsoRay Medical, Inc. The Company disclosed under Item 9.01(a) and Item 9.01(b) of the Prior Form 8-K that it would file by amendment the audited financial statements and the unaudited pro forma financial information required by Item 9.01(a) and Item 9.01(b) of Form 8-K. The Company is filing this Current Report on Form 8-K/A to provide this information

The Company is also filing this report to amend the Securities Ownership of Certain Beneficial Owners and Management tables included in the Prior Form 8-K under Item 5.02. Due to the conversion of certain shares of preferred stock into common stock immediately prior to the merger, the number of preferred shares outstanding as of July 28, 2005 was overstated by 33,149 shares in Items 3.02 and 5.02, and the number of common shares were understated by 33,180 shares in Items 3.02 and 5.02 of the prior Form 8-K. No changes have been made to the remainder of Item 5.02 or Item 3.02 as included in the Prior Form 8-K.

In addition, under Item 2.01, in the "Plan of Operations" section, we disclosed that IsoRay Medical, Inc.'s lease with Vencore Solutions LLC had minimum monthly lease payments of $7,589.50 for the first five months and $15,910 for the remaining 31 months. Instead these lease payments have minimum monthly payments of $8,348.50 for the first five months and $17,500 for the remaining 31 months. No changes have been made to the remainder of Item 2.01 as included in the Prior Form 8-K.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Securities Ownership of Certain Beneficial Owners and Management

The following tables set forth certain information regarding the beneficial ownership of the Company's common stock and preferred stock as of July 28, 2005 for (a) each person known by the Company to be a beneficial owner of five percent or more of the outstanding common or preferred stock of the Company, (b) each executive officer, director and nominee for director of the Company, and (c) all directors and executive officers of the Company as a group. As of July 28, 2005, the Company had 8,932,810 shares of common stock and 1,304,988 shares of preferred stock outstanding.

COMMON STOCK SHARE OWNERSHIP AS OF JULY 28, 2005
Name and Address of Beneficial Owner(1)	Amount of Common Shares Owned	Options or Warrants Exercisable Within 60 Days of July 28, 2005	Total Common Shares Beneficially Owned	Percent of Common Shares Owned(2)

Roger Girard, Chief Executive Officer, President and Chairman	338,462	219,014	557,476	6.09%

Michael Dunlop, Chief Financial Officer	136,619	0	136,619	1.53%

John Hrobsky, Vice President	4,296	234,176	238,472	2.60%

David Swanberg, Vice President and Director	284,609	0	284,609	3.19%

Robert Kauffman, Director	43,802	100,000	143,802	1.59%

Thomas LaVoy, Director	8,423	100,000	108,423	1.20%

Stephen Boatwright, Director	0	142,118	142,118	1.57%

Lawrence Family Trust(3)	888,529	0	888,529	9.95%

Donald Segna	511,214	0	511,214	5.72%

Anthony Silverman (4)	804,396	296,432	1,100,828	11.93%

All Officers and Directors
as a group (7 persons)	816,213	795,308	1,611,521	16.57%

(1)  Except as otherwise noted, the address for each of these individuals is c/o IsoRay, Inc., 350 Hills St., Suite 106, Richland, Washington 99354.

(2) Percentage ownership is based on 8,932,810 shares of Common Stock outstanding on July 28, 2005. Shares of Common Stock subject to stock options or warrants which are currently exercisable or will become exercisable within 60 days after July 28, 2005 are deemed outstanding for computing the percentage ownership of the person or group holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or group.

(3) The address of the Lawrence Family Trust is 285 Dondero Way, San Jose, California 95119.

(4) The address of Mr. Silverman is 2747 Paradise Road, #903, Las Vegas, Nevada 98109. 27,376 of the shares of common stock beneficially owned by Mr. Silverman are held of record by Katsinam Partners, LP, an entity of which Mr. Silverman is a member of the general partner.

PREFERRED STOCK SHARE OWNERSHIP AS OF JULY 28, 2005

Name and Address of Beneficial Owner(1)	Amount of Preferred Shares Owned	Options or Warrants Exercisable Within 60 Days of July 28, 2005	Total Preferred Shares Beneficially Owned	Percent of Preferred Shares Owned(2)

Lebowitz Living Trust (3)	142,189	0	142,189	10.90%

David Swanberg, Vice President and Director	14,218	0	14,218	1.09%

All Officers and Directors as a group (7 persons) (4)	14,218	0	14,218	1.09%

(1)  Except as otherwise noted, the address for each of these individuals is c/o IsoRay, Inc., 350 Hills St., Suite 106, Richland, Washington 99354.

(2) Percentage ownership is based on 1,304,988 shares of Preferred Stock outstanding on July 28, 2005. Shares of Preferred Stock subject to stock options or warrants which are currently exercisable or will become exercisable within 60 days after July 28, 2005 are deemed outstanding for computing the percentage ownership of the person or group holding such options, but are not deemed outstanding for computing the percentage ownership of any other person or group.

(3) The address of the Lebowitz Living Trust is 16123 Greenwood Road, Monte Sereno, California 95030.

(4) No officers or directors other than Mr. Swanberg beneficially own shares of Preferred Stock.

ITEM 9.01 Exhibits

(a)  Financial Statements of Business Acquired

The following is filed with this report on Form 8-K/A as Exhibit 99.1:

IsoRay Medical, Inc. Audited Financial Statements as of the Nine Month Period Ended March 31, 2005, together with Independent Auditor’s Report

IsoRay, Inc. and Subsidiaries Consolidated Audited Financial Statements as of December 31, 2003 and 2002, together with Independent Auditor’s Report

(b)  Pro Forma Financial Information

The following is filed with this report on Form 8-K/A as Exhibit 99.2:

Unaudited Pro Forma Condensed Consolidated Balance Sheet as of March 31, 2005

Unaudited Pro Forma Condensed Consolidated Statements of Operations for the Fiscal Years Ended June 30 and September 30, 2004, and the Nine and Six Month Period Ending March 31, 2005

(c)  Exhibits

23.1 Consent of DeCoria, Maichel & Teague, P.L.C., Independent Auditors for IsoRay Medical, Inc.

99.1 Audited Financial Statements of IsoRay Medical, Inc. and Predecessor Companies

99.2 Unaudited Pro Forma Financial Information

SIGNATURES

In accordance with the requirements of the Exchange Act, the Registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: August 11, 2005
IsoRay, Inc., a Minnesota corporation

	By:	/s/ Michael Dunlop
Michael Dunlop, CFO